Exhibit 8

MAJOR SUBSIDIARIES OF LAFARGE

The following indicates the names (and all other significant names, if any, under which business is conducted) and country of incorporation of the major subsidiaris of Lafarge, as well as the percentage of voting control and percentage of ownership.

Companies	Countries	Voting %	Ownership %

Colpa	Algeria	100.00	57.15

Durlock S.A.	Argentina	40.00	40.00

Lafarge Australia (Pty) Ltd	Australia	100.00	100.00
Lafarge Plasterboard (Pty) Ltd	Australia	100.00	100.00

Lafarge Perlmooser AG	Austria	100.00	100.00
Schiedel Kaminwerke GmbH	Austria	100.00	100.00
Bramac Dachsysteme International GmbH	Austria	50.00	50.00
Tondach Gleinstätten AG	Austria	25.00	25.00

Lafarge Surma Cement Limited	Bangladesh	50.00	29.44

Lafarge Roof Product Belgium N.V.	Belgium	100.00	100.00

SCB Lafarge	Benin	50.00	50.00

Schiedel Sistemi dimnjaka d.o.o.	Bosnia	100.00	100.00
Bramac Krovnisistemi d.o.o	Bosnia	50.00	50.00

Companhia Nacional de Cimento Portland	Brazil	99.75	99.75
Cimento Maua	Brazil	99.90	90.84
Lafarge Brasil S.A.	Brazil	99.15	90.12
Centralbeton Ltda	Brazil	99.99	90.11
Cimento Tupi S.A.	Brazil	20.00	19.96
Gipsita SA Mineraçào, Industria E commercio	Brazil	60.00	60.00
Lafarge Roofing Brasil Ltda	Brazil	100.00	100.00

Bramac Prokrovni Sistemi EOOD	Bulgaria	50.00	50.00

CPAC Monier (Cambodia) Co Ltd	Cambodia	25.00	25.00

Cimenteries du Cameroun	Cameroon	56.73	56.73

Lafarge Canada	Canada	53.13	53.13

Sociedad Industrial Romeral S.A.	Chile	40.00	40.00
Empresas Melon SA	Chile	84.21	84.14

Beijing Chinefarge Cement Limited Liability Company	China	65.00	58.62
Beijing Ycheng Lafarge Concrete	China	76.72	69.20
Dujiangyan	China	75.00	67.64
Lafarge Onoda Gypsum Shangaï	China	50.00	31.29
Lafarge Roofing Systems (China) Ltd	China	100.00	100.00
Lafarge Chongqing Cement Company	China	70.59	63.67

Bramac pokrovni sistemi d.o.o.	Croatia	50.00	50.00

Lafarge Cement AS	Czech Rep.	96.37	96.36
Bramac spol s.r.o.	Czech Rep.	50.00	50.00

Lafarge Tekkin A/S	Denmark	100.00	100.00

Alexandria Portland Cement Company	Egypt	44.50	44.50
Beni Suef Cement Company	Egypt	50.00	50.00

Lafarge Tekkin OY	Finland	100.00	100.00
Schiedel Savuhormistot OY	Finland	100.00	100.00

Lafarge Ciments	France	100.00	100.00
Société des Ciments Antillais	France	69.44	69.44
Lafarge Bétons	France	100.00	100.00
Lafarge Granulats	France	100.00	100.00
Lafarge Plâtres	France	100.00	100.00
Lafarge Couverture SA	France	100.00	100.00
Cie Réunionaise d’importation	France	100.00	82.88
Sobex	France	100.00	93.30

Lafarge Zement GmbH	Germany	100.00	100.00
Wössinger Zement GmbH	Germany	100.00	100.00
Karsdorfer Zement GmbH	Germany	100.00	100.00
Lafarge Beton GmbH	Germany	100.00	100.00
Lafarge Gips GmbH	Germany	100.00	100.00
Lafarge Roofing GmbH	Germany	100.00	100.00
Lafarge Dachsysteme GmbH	Germany	100.00	100.00
Lafarge Roofing Components GmbH & Co KG	Germany	100.00	100.00
RuppKeramik GmbH	Germany	100.00	100.00
Schiedel GmbH & Co	Germany	100.00	100.00
btg Schornsteintechnik GmbH	Germany	100.00	100.00
Kloeber GmbH & Co KG	Germany	100.00	100.00

Lafarge Beton Industrial Commercial S.A.	Greece	53.17	53.12
Heracles General Cement	Greece	53.17	53.12

Industria Cementera Hondurena	Honduras	53.00	52.80

Leier BCM-KFT	Hungary	40.00	40.00

Lafarge India Ltd	India	70.78	70.78

P.T. Semen Andalas Indonesia	Indonesia	100.00	100.00
P.T. Lafarge Roofing Indonesia	Indonesia	100.00	100.00
P.T. Petrojaya Boral Plasterboard Indonesia	Indonesia	50.00	42.90

Lafarge Plasterboard Ireland Ltd	Ireland	100.00	100.00
Redland Tile & Brick Ltd	Ireland	100.00	100.00
Schiedel Chimey Systems Ireland Ltd	Ireland	100.00	100.00

Lafarge Adriasebina	Italy	100.00	99.62
Lafarge Gessi SpA	Italy	100.00	100.00
Lafarge Roofing Italia SpA	Italy	100.00	100.00

Lafarge Braas Roofing Japan Co Ltd	Japan	85.20	75.10
ASO Cement	Japan	39.40	22.45

Jordan Cement Factories	Jordan	48.15	48.15

Bamburi Cement Ltd	Kenya	73.31	58.64

Lafarge Buycksan Gypsum	Korea	50.00	49.70
Lafarge Halla Cement	Korea	39.90	39.90
Lafarge Roofing (Korea) Ltd	Korea	100.00	75.00

Lafarge Tekkin UAB	Lithuania	100.00	100.00

Nouvelle Cimenterie d’Amboanio SA (Sanca)	Madagascar	100.00	65.97

Portland Malawi	Malawi	75.17	75.17

Lafarge Roofing Holdings Sdn Bhd	Malaysia	100.00	100.00
Associated Pan Malaysia Cement Sdn Bhd	Malaysia	100.00	60.73
Kedah Cement Sdn Bhd	Malaysia	100.00	60.73
Supermix concrete Malaysia Sdn Bhd	Malaysia	61.74	37.49
Boral Plasterboard Malaysia	Malaysia	50.00	30.03

California Clay Tile de Mexico S.A. de C.V.	Mexico	50.00	50.00
Lafarge Cementos S.A. de C.V.	Mexico	100.00	90.12

Lafarge Maroc	Morocco	50.00	49.99
Lafarge Ciment Maroc	Morocco	50.00	34.93
Lafarge Cementos	Morocco	50.00	34.19
Lafarge Béton	Morocco	50.00	34.58

Gyvlon BV	Netherlands	100.00	100.00
Lafarge Gips BV	Netherlands	100.00	100.00
Lafarge Roofing Benelux BV	Netherlands	100.00	100.00

West African Portland Cement Company	Nigeria	50.01	49.96
Ashakacem Plc.	Nigeria	50.16	50.11

Lafarge Tekkin AS	Norway	100.00	100.00
Schiedel Skorsteiner AS	Norway	100.00	100.00

Lafarge Philippines	Philippines	100.00	100.00
CPAC Monier Philippines Inc.	Philippines	50.00	50.00
Boral Philippines	Philippines	50.00	42.90

Lafarge Polska Spolka Akcyja	Poland	100.00	100.00
Lafarge Cement Polska	Poland	100.00	100.00
Lafarge Beton Polska	Poland	100.00	100.00
Lafarge Kruszywa sp z.o.o	Poland	100.00	100.00
Braas Polska Sp z.o.o.	Poland	100.00	100.00
Rupp Ceramika Polska Sp z.o.o.	Poland	100.00	100.00
Lafarge Gips Polska	Poland	100.00	100.00
Dolina Nidy	Poland	100.00	95.90
Nida Gips	Poland	100.00	97.54

Betecna Betao Pronto	Portugal	50.00	49.81
Britas do Alenquer	Portugal	50.00	49.81
Thomas Eurobetao	Portugal	50.00	49.81

Lafarge Romcim SA	Romania	98.56	77.81
Lafarge Arcom Gips	Romania	90.00	70.03

OAO Voskresenskcement	Russia	83.85	83.85
OOO Braas DSK 1	Russia	67.10	67.10
Ural Cement	Russia	75.00	75.00

Beocinska Fabrika Cementa	Serbia	69.41	34.72
Schiedel dimnjacki sistemi d.o.o.	Serbia	100.00	100.00

Blue Circle Materials Singapore	Singapore	100.00	60.73
Supermix Singapore	Singapore	51.00	33.77
Boral Singapore	Singapore	50.00	30.03

Lafarge South Africa Limited	South Africa	100.00	100.00
Lafarge Roofing (Pty) Ltd	South Africa	100.00	100.00
Macsteel Interior Systems	South Africa	40.00	40.00

Lafarge Asland SA	Spain	99.62	99.62
Readymix Asland	Spain	50.00	49.81
Yesos Ibericos	Spain	40.69	40.69
Cementos Molins	Spain	40.91	40.75
Redland Ibérica SA	Spain	47.00	47.00

Povazska Cementaren a.s	Slovakia	27.00	27.00
Chimneys Slovaque republic NC	Slovakia	100.00	100.00

Bramac Dachsteinprodulktion Baustoffindustrie d.o.o.	Slovenia	50.00	50.00
Schiedel d.o.o.	Slovenia	100.00	100.00
Lafarge Cement D.D	Slovenia	55.89	55.89

Mahawelhi Marine Cement Co	Sri Lanka	90.00	84.96

Orebrö Kartongbruck AB	Sweden	100.00	100.00
Lafarge Tekkin AB	Sweden	100.00	100.00

Cementia Trading Ltd AG	Switzerland	100.00	100.00
Marine Cement Ltd	Switzerland	100.00	99.96
Braas Schweiz AG	Switzerland	100.00	100.00

Mbeya	Tanzania	62.76	62.76

Lafarge Prestia Co Ltd	Thailand	50.00	42.90
CPAC Roof Tiles Co. Ltd	Thailand	24.90	24.90
Siam Gypsum Industry	Thailand	50.00	30.46
Lafarge Roofing (Thailand) Co. Ltd	Thailand	100.00	100.00
Lafarge Siam Roofing Co. Ltd	Thailand	100.00	75.00

Lafarge Aslan Cimento AS	Turkey	96.84	96.72
Agretas Agrega Insaat San. Ve Tic. AS	Turkey	100.00	99.85
Dalsan Alçy AS	Turkey	50.00	50.00
Yloac Cement	Turkey	50.00	49.92
Yloac AS	Turkey	50.00	49.92
Lafarge Ybitas	Turkey	50.00	49.92
Lafarge Entegre Harç Sanayi ve Ticaret AS	Turkey	50.00	50.00
Lafarge Cati Cözümleri Sanayi VE Ticaret A.S.	Turkey	100.00	100.00

Hima Cement Ltd	Uganda	100.00	71.01

Mykolaivcement	Ukraine	98.10	98.10
Lafarge Gypsum Ukraine	Ukraine	100.00	100.00
Stromgips	Ukraine	100.00	81.44
Braas Ukraine GmbH	Ukraine	100.00	100.00

Lafarge Redland Aggregates Ltd	UK	100.00	100.00
Lafarge Plasterboard Ltd	UK	100.00	100.00
Lafarge Roofing Limited	UK	100.00	100.00
Blue Circle Industries Plc	UK	99.91	99.91
Britannia Aggregates Limited	UK	50.00	25.00
Bluewater Concrete Ltd	UK	50.00	50.00
Redland Westminster Aggregates Ltd	UK	50.00	50.00
Scotcem Roof Tiles Ltd	UK	100.00	100.00
BC Ebbsfleet Ltd	UK	50.00	49.96

Lafarge North America	USA	53.13	53.13
Carmeuse North America	USA	40.00	40.00
Monier Inc.	USA	100.00	100.00
Lafarge Road Marking System	USA	100.00	100.00
MonierLifetile LLC	USA	50.00	50.00
Blue Circle North America	USA	100.00	99.91
Bulk Materials Inc	USA	48.24	48.24

Fabrica Nacional de Cementos	Venezuela	61.14	60.93
Cementos Catatumbo CA	Venezuela	23.32	23.32
Tachira Cementos	Venezuela	99.75	75.44
Induconagre	Venezuela	100.00	60.93

Supermix concrete Co Ltd	Vietnam	70.00	23.64

Chilanga	Zambia	84.00	84.00

Circle Cement	Zimbabwe	76.45	76.39